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                                                                   Exhibit 10.9

                                  Amendment to
                              The Westborough Bank
              Supplemental Executive Retirement Plan Agreement for
                                   [Executive]

The Westborough Bank ("Bank") and [Executive] ("Executive") entered into the Supplemental Executive Retirement Plan Agreement for [Executive] ("Agreement") on December 29, 2005. The Bank and the Executive hereby adopt this amendment, effective December 18, 2006.

      This amendment is intended to conform the terms of this Agreement to the terms of the Agreement and Plan of Merger dated as of November 13, 2006 among Assabet Valley Bancorp, HudWest Financial Services, Inc. Hudson Savings Bank and Westborough Bancorp, MHC, Westborough Financial Services, Inc. and The Westborough Bank and all related documents. Therefore, the following change shall be made:

1. Paragraph 6, Termination After Change of Control, shall be deleted in its entirety and replaced with the following:

      6.  Payment on Change of Control.

      Upon a Change of Control the Executive shall be entitled to his Accrued Benefit payable in a lump sum assuming the Executive had retired the day before with a 100% Non-Forfeitable Benefit computed as if the Executive had continued working until age 65 with a 5% increase in base salary and bonus in each calendar year until the attainment of age 65.

Therefore, the foregoing changes are agreed to.


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For the Bank                           [Executive]


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